Exhibit 99.1

Tivic Health Reports Fiscal Year 2022 Financial Results

SAN FRANCISCO – (Business Wire) – March 31, 2022 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a commercial-phase health technology company that develops and commercializes bioelectronic medicine, today announced its financial results for the year ending December 31, 2022.

Year over Year Highlights

•
46% growth in revenue
•
114% growth in direct to consumer channels
•
9X improvement in gross margin

Jennifer Ernst, CEO of Tivic Health, commented, “We executed our 2022 strategy of increasing our direct-to-consumer sales, reducing the overall manufacturing costs of ClearUP, and seeding our product pipeline. However, supply chain shortages, market volatility and economic uncertainty left us, along with others, with challenges to overcome. With the changes we are making to improve product economics and streamline operations, as well as partnerships under development, I believe that Tivic is positioned to manage the challenges and deliver growth in 2023.”

Comparison of the Years Ended December 31, 2022 and 2021

Revenue

•
Revenue (net of return reserve) increased $583 thousand (46%) to $1.8 million for the year ended December 31, 2022 from $1.3 million for the year ended December 31, 2021, primarily attributable to increased unit sales of 22% and a moderate price increase late in the third quarter.

•
Direct-to-consumer product revenue increased $871 thousand (114%) to $1.6 million for the year ended December 31, 2022 from $764 thousand for the year ended December 31, 2021, primarily attributable to increased unit sales (104%) and average selling price increase (6%) over the prior year.

•
Reseller channel product revenue decreased $194 thousand (32%) to $416 thousand for the year ended December 31, 2022 from $610 thousand for the year ended December 31, 2021, primarily attributable to decreased unit sales of 43%, offset by increased average selling price of 19%. The decrease in unit sales and the increase in average selling price were due to the termination of less profitable reseller channels in 2022.

Cost of Sales

•
Cost of sales for the year ended December 31, 2022 was $1.5 million compared to $1.3 million for the year ended December 31, 2021, an increase of $246 thousand, or 19%. The increase was primarily attributable to the 22% increase in overall unit sales.

•
Variable cost of goods sold was $1.3 million, or $87.04 per unit, for the year ended December 31, 2022, as compared to $1.0 million, or $82.46 per unit, for the year ended December 31, 2021. The increase in variable costs of goods sold was primarily due to dramatic price increases in several electronic components, during the summer of 2022, due to the global supply chain shortage phenomenon.
•
Fixed cost of goods sold decreased to $203 thousand for the year ended December 31, 2022, as compared to $256 thousand for the year ended December 31, 2021, primarily due to lower indirect overhead costs as the Company refined its production management process.

•
Gross profit for the year ended December 31, 2022 was $299 thousand compared to a gross loss of $38 thousand for the year ended December 31, 2021.

Research and Development Expenses

•
Research and development expenses increased by $852 thousand to $1.7 million for the year ended December 31, 2022 from $878 thousand for the year ended December 31, 2021. The emphasis of research and development activities in 2022 was primarily related to product research and design in the migraine therapeutic area, initiation of a double-blind randomized controlled trial for post-operative pain relief following sinus surgery, and enhancement of our intellectual property protection. Activities in 2021 were primarily focused on seeking FDA approval for a second indication for our ClearUP product line.

Sales and Marketing Expenses

•
Sales and marketing expenses increased to $2.8 million for the year ended December 31, 2022, compared to $1.8 million for the year ended December 31, 2021. The increase is primarily related to the expansion of sales and marketing efforts, including (i) expanding advertising platforms, (ii) upgrading and optimizing ecommerce infrastructure, online/website design, and (iii) other marketing initiatives.

General and Administrative Expenses

•
General and administrative expenses increased to $5.9 million for the year ended December 31, 2022, compared to $2.9 million for the year ended December 31, 2021, primarily due to increases in D&O insurance, professional fees, salaries and regulatory and filing fees that are required for public companies and legal and professional fees associated with the attempted acquisition of Reliefband Technologies.

As of December 31, 2022, we had cash and cash equivalents of $3.5 million, with no debt on the balance sheet.

Conference Call: Update

Management will host a pre-recorded conference call and webcast on Friday, March 31, 2023 at 1:30 PM PT / 4:30 PM ET to discuss the Company’s year-end financial results and provide a business update.

The conference call will be available via telephone by dialing toll-free 888-506-0062 for local callers; or 973-528-0011 for international callers; using Participant Access Code: 990339 to access the call.

The conference call will also be available via Webcast link: https://www.webcaster4.com/Webcast/Page/2865/47805

An audio replay of the call will be available from the “Recent Press” page on the Tivic Health website at https://tivichealth.com/investor/.

About Tivic Health

Tivic Health Systems, Inc. is a commercial-phase health technology company delivering non-invasive bioelectronic treatments that provide consumers with a choice in the treatment of inflammation and related conditions. For more information visit https://tivichealth.com @TivicHealth.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market, economic and other conditions; supply chain constraints; macroeconomic factors, including inflation; the company’s ability to raise additional capital on favorable terms; changes in regulatory requirements; and unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Investor Contact:
Hanover International, Inc.
ir@tivichealth.com

Tivic Health Systems, Inc.

Balance Sheets

December 31, 2022 and 2021

(in thousands, except share and per share data)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$3,517	$12,975
Accounts receivable, net	88	92
Inventory, net	863	429
Deferred offering costs	584	—
Prepaid expenses and other current assets	235	793
Total current assets	5,287	14,289
Property and equipment, net	12	11
Right-of-use assets, operating lease	523	687
Other assets	34	49
Total assets	$5,856	$15,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,323	$789
Other accrued expenses	373	267
Operating lease liability, current	163	163
Total current liabilities	1,859	1,219
Operating lease liability	367	545
Total liabilities	2,226	1,764
Commitments and contingencies (Note 6)
Stockholders’ equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 9,677,734 and 9,715,234 shares issued and outstanding at December 31, 2022 and 2021, respectively	1	1
Additional paid in capital	33,271	32,817
Accumulated deficit	(29,642)	(19,546)
Total stockholders’ equity	3,630	13,272
Total liabilities and stockholders’ equity	$5,856	$15,036

Tivic Health Systems, Inc.

Statements of Operations

Years Ended December 31, 2022 and 2021

(in thousands, except share and per share data)

	Years Ended December 31,
	2022	2021
Revenue	$1,840	$1,257
Cost of sales	1,541	1,295
Gross profit (loss)	299	(38)
Operating expenses:
Research and development	1,730	878
Sales and marketing	2,792	1,787
General and administrative	5,875	2,930
Total operating expenses	10,397	5,595
Loss from operations	(10,098)	(5,633)
Other income (expense):
Interest income (expense)	2	(1,823)
Change in fair value of derivative liabilities	—	436
Loss on extinguishment of debt	—	(1,636)
Other income (expense)	—	162
Total other income (expense)	2	(2,861)
Net loss	$(10,096)	$(8,494)
Net loss per share - basic and diluted	$(1.04)	$(2.43)
Weighted-average number of shares - basic and diluted	9,672,957	3,493,267